EXHIBIT 99.1

Joint Filer Information

Name of Joint Filer:	Argentia Private Investments Inc.

Address of Joint Filer:	c/o Public Sector Pension Investment Board
1250 René Lévesque Boulevard West, Suite 900
Montréal, Québec H3B 4W8 Canada

Relationship of Joint Filer to Issuer:	10% Owner

Issuer Name and Ticker or Trading Symbol:	Noodles & Company [NDLS]

Date of Earliest Transaction Required to be Reported	8/1/2016
(Month/Day/Year):

Designated Filer:	Public Sector Pension Investment Board

Dated:  August 3, 2016

Signature:

Argentia Private Investments Inc.

By:	/s/ Frederic Despars
Name: Frederic Despars
Title: Vice President

By:	/s/Guthrie Stewart
Name: Guthrie Stewart
Title: Vice President

Joint Filer Information

Name of Joint Filer:	François Dufresne

Address of Joint Filer:	c/o Noodles & Company 520 Zang Street, Suite D Broomfield, CO 80021

Relationship of Joint Filer to Issuer:	Director

Issuer Name and Ticker or Trading Symbol:	Noodles & Company [NDLS]

Date of Earliest Transaction Required to be Reported	8/1/2016
(Month/Day/Year):

Designated Filer:	Public Sector Pension Investment Board

Dated:  August 3, 2016

Signature:

/s/ François Dufresne
Name: François Dufresne